EXHIBIT 10(b)
                                                        TO FORM 10-Q,
                                                        1ST QUARTER 1998


     THIS AGREEMENT made this 30th day of October, 1997, by and between

Bangor Hydro-Electric Company ("Bangor Hydro") and Bangor Energy Resale, Inc.

("Bangor Energy") (individually, "Party" or collectively, "the Parties"):

     WHEREAS, by an agreement between Bangor Hydro and UNITIL Power

Corporation ("UNITIL") entered into on March 26, 1986, as subsequently amended, on file with the Federal Energy Regulatory Commission ("Commission"

or "FERC") as FERC Rate Schedule No. 46 (the "UNITIL Contract"), attached hereto as Exhibit A, Bangor Hydro agreed to sell and provide, and UNITIL agreed to purchase and take, certain amounts of electric energy and capacity;

     WHEREAS, Bangor Hydro and Bangor Energy have entered into a financing arrangement with BankBoston, N.A. ("BankBoston") whereby BankBoston has agreed to lend certain sums of money to Bangor Energy in return for a perfected first security interest in the UNITIL Contract and all related rights;

     WHEREAS, in order to provide BankBoston with this security interest,

Bangor Hydro has agreed to transfer and assign, and Bangor Energy has agreed to accept and assume, all of Bangor Hydro's rights, obligations and liabilities under the UNITIL Contract; and

     WHEREAS, the Parties desire that Bangor Energy continue to provide the sale of energy and capacity to UNITIL under the same rates, terms and conditions of service as Bangor Hydro has provided such service to UNITIL,

for a term commencing on the date of the transfer of the UNITIL Contract from

Bangor Hydro to Bangor Energy and terminating on the termination date set forth in the UNITIL Contract;

     In consideration of the mutual agreements and covenants herein contained, Bangor Hydro and Bangor Energy agree as follows:

I.   GENERAL PURPOSE

     The purpose of this Agreement is to provide for the sale of capacity and energy, and, if necessary, associated transmission and ancillary services, by

Bangor Hydro to Bangor Energy for resale by Bangor Energy to UNITIL.

II.  DEFINITIONS

     (a)  Bangor Energy - Bangor Energy Resale, Inc.

     (b)  Bangor Hydro - Bangor Hydro-Electric Company

     (c)  Commission - the Federal Energy Regulatory Commission, or any

          successor thereof

     (d)  FERC - the Federal Energy Regulatory Commission, or any successor thereof

     (e)  NEPEX - the New England Power Exchange, or any successor thereto

     (f)  NEPOOL - the New England Power Pool, or any successor thereto

     (g)  NEPOOL Transmission Tariff - NEPOOL's open access transmission tariff on file with the Commission, or any successor tariff

     (h)  Restated NEPOOL Agreement - the governance document for NEPOOL, or any successor agreement thereto

      (i) Transmission Tariff - Bangor Hydro's open access transmission tariff on file with the Commission, or any successor tariff

     (j)  UNITIL - UNITIL Power Corporation

     (k)  UNITIL Contract - the agreement between Bangor Hydro and

          UNITIL for the sale by Bangor Hydro to UNITIL of energy and capacity entered into on March 26, 1986 and subsequently amended,

          on file with the Commission as FERC Rate Schedule No. 46, attached hereto as Exhibit A

III. TERMS OF AGREEMENT

     This Agreement shall be effective as the date of the transfer of the

UNITIL Contract from Bangor Hydro to Bangor Energy and shall terminate on the termination date set forth in the UNITIL Contract.

IV.  AMENDMENTS

     Bangor Hydro shall have the right at any time to unilaterally amend any provision of this Agreement by furnishing in writing an appropriate statement of such amendment to Bangor Energy and by filing the same with the Commission pursuant to the provisions of section 205 of the Federal Power Act or any superceding legislation.

V.   DELIVERY

     A.   Bangor Hydro shall sell and deliver, and Bangor Energy shall take and purchase, the amount of energy and capacity necessary for

          Bangor Energy to sell and deliver to UNITIL the energy and capacity to which UNITIL is entitled and obliged to take and purchase under the terms of the UNITIL Contract, attached hereto as Exhibit A.

          The delivery of such energy and capacity, including rights of dispatch or curtailment, shall be in accordance with the terms of the UNITIL Contract.

     B.   It is understood that NEPEX may dispatch some or all of the units which are to provide the energy sold pursuant to this Agreement and that provision of energy, capacity and any related transmission or ancillary services under this Agreement is subject to the

          provisions of the Restated NEPOOL Agreement, NEPOOL Transmission

          Tariff, and Bangor Hydro's Transmission Tariff, as each may be amended from time to time.

VI.  CHARGES AND PAYMENT

     A.   Charges and Payment for Sale of Energy and Capacity

          For the service being provided, Bangor Energy shall pay Bangor

          Hydro (1) the monies received from BankBoston associated with the

          UNITIL Contract, less any amounts retained by Bangor Energy as working capital, or to provide a operating reserve or debt reserve,

          including the amounts necessary to comply with any applicable loan covenants; and (2) the differential between Bangor Energy's payments to BankBoston associated with the UNITIL Contract and the monies received by Bangor Energy under the UNITIL Contract (less

          any Bangor Energy expenses).   Bangor Energy shall pay these

          amounts immediately after receipt.

     B.   TRANSMISSION AND ANCILLARY CHARGES

          To the extent that Bangor Hydro is required to provide transmission across its system in order to perform its obligations under this

          Agreement, Bangor Hydro shall request and pay or account for all transmission and ancillary services pursuant to Bangor Hydro's

          Transmission Tariff.  Bangor Hydro shall separately identify any such transmission and ancilliary service charges to Bangor Energy.

          The transmission and ancillary service charges are set forth in

          Exhibit B.

VII. POINT OF DELIVERY

     The electricity in the form of three-phase, 60-hertz alternating current shall be delivered to Bangor Energy, at Bangor Energy's option, at Bangor

Hydro's interconnection with Central Maine Power Company or at Bangor Hydro's interconnection with the Maine Electric Power Company ("Point of Delivery" or

"Delivery Point") or at some other mutually agreed upon point of delivery.

VIII.     FORCE MAJEURE

     Bangor Hydro and Bangor Energy shall use due diligence to perform their obligations under this Agreement but conditions may arise which prevent or delay performance by a Party because of causes beyond that Party's reasonable control, including, but without limiting the generality of the foregoing,

flood, earthquake, fire, explosion, epidemic, war, riot, civil disturbance,

labor trouble, strike, sabotage, and restraints by court or public authority which by exercise of due diligence and foresight a Party could not be expected to avoid.  If a Party is rendered unable to fulfill any obligations by reason of such causes, it shall be excused from performing to the extent it is prevented or delayed from so doing, but shall exercise due diligence to correct such inability with all reasonable dispatch, and shall not be liable for injury, damage, or loss resulting from such inability.  However,

settlement of strikes and labor disturbances shall be wholly within the discretion of the affected Party.

IX.  ASSIGNABILITY

     This Agreement shall inure to the benefit of, and shall bind, the successors of the Parties thereto but shall not be assignable without the consent of the Parties.

X.   EFFECT OF FEDERAL AND STATE LAWS

     The obligations of each of the Parties hereunder are subject to any present and future Federal and State laws, regulations, orders or other regulations duly promulgated.

XI.  APPLICABLE LAW

     THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MAINE.

     IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be signed and sealed, all as of the date and year first written above.

                         BANGOR HYDRO-ELECTRIC COMPANY

                         By: __________________________________

                         Title: _______________________________

                         BANGOR ENERGY RESALE, INC.

                         By: __________________________________

                         Title: _______________________________